Exhibit 99.1
FORM OF NOTICE OF GUARANTEED DELIVERY
NOTICE OF GUARANTEED DELIVERY
FOR RIGHTS TO ACQUIRE COMMON STOCK
     This form (this “Notice of Guaranteed Delivery”) must be used to exercise the transferable subscription rights (the “Rights”) to acquire common stock, par value $0.0001 per share (“Common Stock”), of Energy Focus, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the prospectus dated October 6, 2009 (the “Prospectus”), of the Company, if a holder of Rights cannot deliver the Subscription Rights Certificate relating to the Rights (the “Subscription Form”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on October 30, 2009, unless extended (the “Expiration Time”). Such Form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. This Notice of Guaranteed Delivery may only be used in the initial subscription period running from October 6, 2009 to October 30, 2009 at 5:00 p.m. New York City time. See the discussion set forth under “The Rights Offering” in the Prospectus.
     Payment of the subscription price (the “Subscription Price”) of $0.75 per share for each share of Common Stock of the Company subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate relating to such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.
     The address and facsimile numbers of the Subscription Agent are:

By Mail:	By Overnight Courier:	By Hand:

Energy Focus, Inc. c/o BNY Mellon Investor Services	Energy Focus, Inc. c/o BNY Mellon Investor Services	Energy Focus, Inc. c/o BNY Mellon Investor Services
Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	Attn: Corporate Action Dept. 480 Washington Blvd., 27th Floor Jersey City, NJ 07310	Attn: Corporate Action Dept. 480 Washington Blvd., 27th Floor Jersey City, NJ 07310

Facsimile Transmission: (Eligible Institutions Only) (201) 680-4626	To confirm receipt of facsimile only: (201) 680-4860
     The address and telephone number of the information agent (the “Information Agent”) for inquiries, information or requests for additional documentation with respect to the Rights are as follows:
BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
480 Washington Blvd., 27th Floor
Jersey City, NJ 07310
(866) 282-4940 (call toll free)
(201) 680-6579 (collect)
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     Ladies and Gentlemen:
     The undersigned hereby represents that he, she, or it is the holder of a Rights Certificate relating to Rights and that such Letter cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege (the “Basic Subscription Privilege”) relating to such Rights to subscribe for                      shares of Common Stock covered by such Rights Certificate, (ii) if the Basic Subscription Privilege is exercised in full, the oversubscription privilege (the “Oversubscription Privilege”) relating to such Rights to the extent that shares of Common Stock (“Excess Shares”) are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to                      Excess Shares (which is subject to proration as described in the Prospectus). The undersigned understands that payment of the Subscription Price of $0.75 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                    , either (check appropriate box):
☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);
☐	certified check

☐	bank draft (cashier’s check)

☐	wire transfer
Name of maker:

Date of check or wire transfer:

Bank on which check is drawn or sender of wire transfer:

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
PLEASE SIGN AND COMPLETE

Signature:

		Address	Telephone Number

Name:

	Print or Type	City, State and Zip Code	Rights Certificate No. (If Available)

Signature:

		Address	Telephone Number

Name:

	Print or Type	City, State and Zip Code	Rights Certificate No. (If Available)
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or member of the Financial Institution Regulatory Authority, commercial bank or trust company having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule I7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the Rights Certificate relating to the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date

Address	Name (Print or Type)	Telephone Number

City, State and Zip Code	Title
     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.
DO NOT SEND RIGHTS CERTIFICATE WITH THIS FORM

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